UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

________________

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

November 20, 2009
Date of report (date of earliest event reported)

Apollo Solar Energy, Inc.
(Exact name of registrant as specified in its charter)

Nevada	0-12122	84-0601802
(State or other jurisdiction	(Commission File Number)	(I.R.S. Employer Identification No.)
of incorporation)

No. 485 Tengfei Third
Shuangliu Southwest Airport Economic Development Zone
Shuangliu, Chengdu
People’s Republic of China 610207
(Address of principal executive offices)(Zip Code)

+86 755 2580 1888
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

As used in this current report on Form 8-K, unless the context otherwise requires, the terms “we,” “us,” “the Company,” and “Apollo Solar” refer to Apollo Solar Energy, Inc., a Nevada corporation.

Item 1.01  Entry into a Material Definitive Agreement

On November 20, 2009, Sichuan Apollo Solar Science & Technology Co. Ltd. (“Sichuan Apollo”), a wholly-owned foreign enterprise of Apollo Solar Energy, Inc. (the “Company”) entered into common stock pursuant agreement (the “Agreement”) with Bengbu Glass Industry Design Institute (“Bengbu”) pursuant to which the Company agreed to issue 9,000,000 shares of its common stock (“Common Stock”) for an aggregate purchase price of US$9,000,000.  The Agreement contains customary representations, warranties and covenants.  The closing of the private placement is expected to take place within 60 days following the signing date, although there can be no assurance that the transaction will be completed on the proposed terms or at all.  Each party’s obligation to complete the transaction remains subject to the satisfaction or waiver of various conditions.  In connection with the financing, the Company has committed to file a registration statement under the Securities Act to cover the resale of the shares purchased in the private placement to the extent such shares are not otherwise available for resale within 180 days following the closing. The Company and Bengbu may terminate the Agreement prior to closing in certain circumstances.

McGovernWang LLC acted as the sole financial advisor to the Company with securities placed through Joseph Capital LLC. Under the terms of our agreement with the placement agent, we agree to pay to Joseph Capital LLC a cash fee and to issue a Common Stock warrant exercisable for 5.0% of the total number of shares of Common Stock issued in the financing, with an exercise price of $2.30 per share.

The foregoing description of the financing and related documents does not purport to be complete and is qualified in its entirety by reference to the complete copy of the Agreement, which is attached hereto as Exhibit 10.1 and incorporated herein by reference.

Item 3.02.  Unregistered Sales of Equity Securities.

The information set forth in Item 1.01 above is incorporated by reference into this Item 3.02. The shares of Common Stock and Common Stock warrants are to be sold to accredited investors in reliance on exemptions from registration pursuant to Section 4(2) under the Securities Act of 1933, as amended, and Rule 506 promulgated thereunder, and in reliance on similar exemptions under applicable state securities laws.

Item 9.01.  Financial Statements and Exhibits.

(d)           Exhibits.

Exhibit No.	Description
10.1	Common Stock Purchase Agreement, dated as of November 20, 2009, by and among Apollo Solar Energy, Inc. and Bengbu Glass Industry Design Institute
99.1	Apollo Solar Energy, Inc. press release announcing $9.0 million private placement

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

APOLLO SOLAR ENERGY, INC.

Dated: November 24, 2009	By:	/s/ Heung Sang Fong
Heung Sang Fong
Chief Financial Office

INDEX TO EXHIBITS

Exhibit No.	Description
10.1	Common Stock Purchase Agreement, dated as of November 20, 2009, by and among Apollo Solar Energy, Inc. and Bengbu Glass Industry Design Institute
99.1	Apollo Solar Energy, Inc. press release announcing $9.0 million private placement